                                                                                  [Filed pursuant to Rule 433]

THE DEPOSITOR  HAS FILED A  REGISTRATION  STATEMENT  (INCLUDING A BASE  PROSPECTUS)  WITH THE  SECURITIES  AND
EXCHANGE  COMMISSION,  OR SEC, FOR THE OFFERING TO WHICH THIS  COMMUNICATION  RELATES.  BEFORE YOU INVEST, YOU
SHOULD READ THE BASE  PROSPECTUS IN THAT  REGISTRATION  STATEMENT AND OTHER  DOCUMENTS THE DEPOSITOR HAS FILED
WITH  THE SEC  FOR  MORE  COMPLETE  INFORMATION  ABOUT  THE  DEPOSITOR  AND THE  OFFERING.  YOU MAY GET  THESE
DOCUMENTS AT NO CHARGE BY VISITING  EDGAR ON THE SEC WEB SITE AT  WWW.SEC.GOV.  ALTERNATIVELY,  THE DEPOSITOR,
ANY  UNDERWRITER OR ANY DEALER  PARTICIPATING  IN THE OFFERING WILL ARRANGE TO SEND YOU THE BASE PROSPECTUS AT
NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1 (877) 867-2654.

This term sheet is not required to, and does not,  contain all information  that is required to be included in the prospectus  and the  prospectus  supplement  for the offered  certificates.  The  information in this term sheet is preliminary and is subject to completion or change.

The  information in this term sheet,  if conveyed prior to the time of your  commitment to purchase any of the offered  certificates,  supersedes  information  contained  in any prior  similar  term sheet,  the term sheet supplement and any other free writing prospectus relating to those offered certificates.

This term sheet and the related term sheet  supplement is not an offer to sell or a  solicitation  of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

UBS Investment Bank
Underwriter

October 3, 2006

Important notice about information presented in any final term sheet for any class of offered certificates, the term sheet supplement and the related base prospectus with respect to the offered certificates

We  provide  information  to you about the  offered  certificates  in three or more  separate  documents  that provide progressively more detail:

        •      the related base prospectus, dated August 8, 2006, which provides general information,  some of which may not apply to the offered certificates;

        •      the term sheet supplement,  dated September 12, 2006, which provides general  information about series of certificates  issued  pursuant to the  depositor's QO program,  some of which may not apply to the offered certificates; and

        •      this term sheet,  which  describes  terms  applicable  to the  classes of offered  certificates described herein and provides a description of certain  collateral  stipulations  regarding the mortgage loans and the parties to the transaction.

The registration statement to which this offering relates is Commission File Number 333-131213.

This term sheet  provides a very general  overview of certain terms of the offered  certificates  and does not contain all of the  information  that you should consider in making your  investment  decision.  To understand all of the terms of a class of the offered  certificates,  you should read carefully  this document,  the term sheet supplement, and the entire base prospectus.

The related base prospectus may be found by visiting EDGAR on the SEC web site at www.sec.gov.

If the description of the offered certificates in this term sheet differs from the description of the senior certificates in the related base prospectus or the term sheet supplement, you should rely on the description in this term sheet.  Capitalized terms used but not defined herein shall have the meaning ascribed thereto in the term sheet supplement and the related base prospectus.

The offered certificates are reflected in the table below.

The information in this term sheet, if conveyed prior to the time of your  contractual  commitment to purchase any of the  offered  certificates,  supersedes  any  information  contained  in any  prior  similar  materials relating  to such  certificates.  The  information  in this  term  sheet is  preliminary,  and is  subject  to completion  or change.  This term sheet is being  delivered  to you  solely to  provide  you with  information about the  offering  of the  certificates  referred  to in this term sheet and to solicit an offer to purchase the  certificates,  when,  as and if issued.  Any such offer to purchase  made by you will not be accepted and will not  constitute  a  contractual  commitment  by you to purchase  any of the  certificates,  until we have accepted your offer to purchase certificates.

The  certificates  referred to in these  materials are being sold when, as and if issued.  The issuing  entity is not  obligated to issue such  certificates  or any similar  security and the  underwriter's  obligation  to deliver such  certificates  is subject to the terms and  conditions  of the  underwriting  agreement  with the issuing entity and the  availability of such  certificates  when, as and if issued by the issuing entity.  You are advised that the terms of the offered  certificates,  and the  characteristics  of the mortgage  loan pool backing them, may change (due,  among other things,  to the possibility  that mortgage loans that comprise the pool may become  delinquent or defaulted or may be removed or replaced and that similar or different  mortgage loans may be added to the pool,  and that one or more  classes  of  certificates  may be  split,  combined  or eliminated),  at any time prior to issuance  or  availability  of a final  prospectus.  You are  advised  that
certificates  may  not  be  issued  that  have  the   characteristics   described  in  these  materials.   The
underwriter's  obligation  to  sell  such  certificates  to  you is  conditioned  on the  mortgage  loans  and certificates  having the  characteristics  described in these materials.  If for any reason the issuing entity does not deliver such  certificates,  the underwriter  will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the  certificates  which you have committed  to purchase,  and none of the issuing  entity nor any  underwriter  will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

None of the issuing  entity of the  certificates  or any of its  affiliates  prepared,  provided,  approved or verified any statistical or numerical  information  presented  herein,  although that information may be based in part on loan level data provided by the issuing entity or its affiliates.

Risk Factors

The offered certificates are not suitable investments for all investors.  In particular, you should not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class.  The offered certificates are complex securities.  You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this term sheet, the term sheet supplement and the related base prospectus for the offered certificates in the context of your financial situation and tolerance for risk.  You should carefully consider, among other things, all of the applicable risk factors in connection with the purchase of any class of the offered certificates listed in the section entitled "Risk Factors" in the term sheet supplement.

RALI-QO7 Structure Summary
(Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Prospectus Supplement)

-------- ------------- ------------------ ----------------- ----------- ----------- ------------- -------------- ------------------------- --------- ------ ---------- -------- ------------
                                                                                    Pr Wind-Call   Pr Wind-Mat    Ratings (S&P/Moody's/
Bond       Balance           Type         Pass-Through Rate WAL-Call(1)  WAL-Mat(1)       (1)           (1)                Fitch)           Group(8)  Delay  Daycount  % Collat  Credit Enh%
-------- ------------- ------------------ ----------------- ----------- ----------- ------------- -------------- ------------------------- --------- ------ ---------- -------- ------------
IA1      461,703,000     Super Senior     MTA + 0.80% (2)      3.15        3.33        1 - 78        1 - 144           AAA/Aaa/AAA            I       24     30/360     29.78      8.85
IA2       57,713,000   Senior Mezzanine   MTA + 0.80% (2)      3.15        3.33        1 - 78        1 - 144           AAA/Aaa/AAA            I       24     30/360     3.72       8.85
IA3       57,713,000    Senior Support    MTA + 0.80% (2)      3.15        3.33        1 - 78        1 - 144           AAA/Aaa/AAA            I       24     30/360     3.72       8.85
X1       577,129,000   Senior, Interest      0.90% (4)         N/A         N/A          N/A            N/A             AAA/Aaa/AAA           N/A      24     30/360      N/A        N/A
             (3)             Only
IIA1     335,962,000     Super Senior     MTA + 0.85% (2)      3.15        3.33        1 - 78        1 - 147           AAA/Aaa/AAA            II      24     30/360     21.67      8.85
IIA2      41,995,000   Senior Mezzanine   MTA + 0.85% (2)      3.15        3.33        1 - 78        1 - 147           AAA/Aaa/AAA            II      24     30/360     2.71       8.85
IIA3      41,995,000    Senior Support    MTA + 0.85% (2)      3.15        3.33        1 - 78        1 - 147           AAA/Aaa/AAA            II      24     30/360     2.71       8.85
X2       419,952,000   Senior, Interest      1.27% (4)         N/A         N/A          N/A            N/A             AAA/Aaa/AAA           N/A      24     30/360      N/A        N/A
             (5)             Only
IIIA1    156,605,000     Super Senior     1mL + 0.10% (6)      1.00        1.00        1 - 20        1 - 20            AAA/Aaa/AAA           III       0    Actual 360   10.10      8.85
IIIA2    179,768,000     Super Senior     1mL + 0.205% (6)     3.00        3.00       20 - 66        20 - 66           AAA/Aaa/AAA           III       0    Actual 360   11.60      8.85
IIIA3     37,954,000     Super Senior     1mL + 0.305% (6)     6.32        8.02       66 - 78       66 - 157           AAA/Aaa/AAA           III       0    Actual 360    2.45       8.85
IIIA4     41,591,000    Senior Support    1mL + 0.305% (6)     2.50        2.67        1 - 78        1 - 157           AAA/Aaa/AAA           III       0    Actual 360    2.68       8.85
X3       450,000,000   Senior, Interest      1.50% (4)         N/A         N/A          N/A            N/A             AAA/Aaa/AAA           N/A      24     30/360       N/A        N/A
             (7)             Only
M1        30,229,000       Mezzanine      1mL + 0.41% (6)      5.04        5.34       41 - 78       41 - 112           AA+/Aaa/AA+       I & II & III   0   Actual 360   1.95       6.90
M2        27,904,000       Mezzanine      1mL + 0.43% (6)      5.03        5.29       41 - 78       41 - 105            AA/Aa1/AA+       I & II & III   0   Actual 360   1.80       5.10
M3        9,300,000        Mezzanine      1mL + 0.45% (6)      5.03        5.24       41 - 78        41 - 97            AA/Aa2/AA        I & II & III   0   Actual 360   0.60       4.50
M4        22,478,000       Mezzanine      1mL + 0.65% (6)      5.03        5.18       41 - 78        41 - 94             A+/A1/A+        I & II & III   0   Actual 360   1.45       3.05
M5        16,277,000       Mezzanine      1mL + 1.25% (6)      5.01        5.03       41 - 78        41 - 83           BBB+/A3/BBB+      I & II & III   0   Actual 360   1.05       2.00
M6        10,077,000       Mezzanine      1mL + 2.00% (6)      4.90        4.90       41 - 73        41 - 73          BBB-/Baa2/BBB      I & II & III   0   Actual 360   0.65       1.35
M7        13,176,000       Mezzanine      1mL + 2.00% (6)      4.30        4.30       41 - 67        41 - 67           BB/Ba2/BBB-       I & II & III   0   Actual 360   0.85       0.50
-------- ------------- ------------------ ----------------- ----------- ----------- ------------- -------------- ------------------------- --------- ------ ---------- -------- ------------

(1) Shown to the pricing prepayment speed of 100% PPC (see Prospectus Supplement for prepayment vectors and see Annex 1 for a graph of the prepayment vectors) and assuming that the Certificates are purchased on September 29, 2006 and that one-month LIBOR and one-year MTA remain at a constant rate of 5.32438% and 4.56333% respectively and shown to the
Optional Clean Up-Call and to maturity. See Annex 2 of this Term Sheet for a Sensitivity Analysis.
(2) Subject to the Net Rate Cap (defined below) for the MTA floaters.
(3) X1 Notional Balance = Sum of IA1, IA2, IA3 Balance.
(4) Not subject to net rate caps.
(5) X2 Notional Balance = The product of : i) Sum of the Class IA1, IA2 and IA3 Balances ii) a fraction with a numerator of 419,952,000 and a denominator equal to the sum of the original Class IA1, IA2 and IA3 Balances.
(6) Subject to the Net Rate Cap (defined below) for the LIBOR floaters.
(7) X3 Notional Balance = The product of: i) Sum of the Class IA1, IA2, IA3, IIA1, IIA2 and IIA3 Balances ii) a fraction with a numerator of 450,000,000 and a denominator equal to the sum of the original Class IA1, IA2, IA3, IIA1, IIA2 and
IIA3 Balances.
(8) Principal will be paid primarily from the related groups.

Deal Info                    Cut-off Date              9/1/06

                             Closing Date              9/29/2006

                             First Pay Date            10/25/06

                         ---------------------- ---------------------- ---------------------- ----------------------
Collat Info                                                                 Current Bal           Current Bal %
                         Group I                3YR HARD / CNF              633,164,144              40.68%

                         Group II               3YR HARD / JUM              460,725,946              30.29%

                         Group III              0, 1 YR HARD                456,301,314              29.03%

                         ---------------------- ---------------------- ---------------------- ----------------------
                         ---------------------- ---------------------- ---------------------- ----------------------
                         Total                                             1,550,191,404             100.00%
                         ---------------------- ---------------------- ---------------------- ----------------------

Cut-off Balance          Approximately   $1,550,191,404

Structure Info        Senior / Mezzanine / OC structure

                      Initial OC:     0.50%

                                      Prior to stepdown, 0.50% of
                      OC Target:      Cut-off Collateral Balance
                                      On or after stepdown, on or prior to 72nd distribution, 1.25% of current collateral balance
                                      On or after stepdown, after the 72nd distribution, 1.00% of current collateral balance

                      Stepdown        Earlier to occur
                      Date:           of:
                                      a) the aggregate balance of Class A Certificates is reduced to zero  b) later to occur of x) the 37th Distribution Date, y) credit enhancement is greater than or equal to i) 22.1250028670%  on distribution date prior to 73rd distribution and
                                      ii) 17.7000022936% on distribution date on or after the 73rd distribution.

                      Trigger         In effect if on or after the Stepdown Date if either a Delinquency Trigger Event
                      Event:          is in effect or a Cumulative Loss Trigger Event is in effect.

                      Delinquency     In effect  if on or after  the  Stepdown  Date if 60+  delinquency  is equal to or
                      Trigger         greater  than i)  40.58%  of  senior  enhancement  percentage  prior  to the  61st
                      Event:          distribution or ii) 50.72% of senior  enhancement  percentage on or after the 61st distribution.

                      Cumulative      In effect if on or after  the  distribution  date in  October  2008 the  aggregate
                      Loss Trigger    amount of Realized  Losses on the mortgage  loans as a  percentage  of the initial
                      Event:          aggregate Stated  Principal  Balance as of the cut-off date exceeds the applicable amount set forth below:

                                      Month
                                      25 - 36                 0.15%        for the first month, plus an additional
                                                                           1/12th of 0.25% for each month thereafter
                                      37 - 48                 0.40%        for the first month, plus an additional
                                                                           1/12th of 0.30% for each month thereafter
                                      49 - 60                 0.70%        for the first month, plus an additional
                                                                           1/12th of 0.25% for each month thereafter
                                      61 - 72                 0.95%        for the first month, plus an additional
                                                                           1/12th of 0.40% for each month thereafter
                                      73 - 84                 1.35%        for the first month, plus an additional
                                                                           1/12th of 0.10% for each month thereafter
                                      85 +                    1.45%

                      Optional
                      Cleanup-Call:   10%

Waterfall             Available funds for all Loan Groups will be distributed as follows:

                      1a) concurrently from all Loan Groups to Class X1, Class X2 and Class X3 Certificates, pro-rata, the accrued certificate interest and accrued certificate interest from prior distribution dates;

                      1b) concurrently from all Loan Groups to Class IA1, Class IA2, Class IA3, Class IIA1, Class IIA2,
                      Class IIA3, Class IIIA1, Class IIIA2, Class IIIA3 and Class IIIA4 Certificates, pro-rata, the accrued certificate interest and accrued certificate interest from prior distribution dates;

                      2) sequentially from all Loan Groups to Class M-1, Class M-2, Class M-3, Class M-4, Class M-5,
                      Class M-6 and Class M-7 Certificates, accrued certificate interest;

                      3)  a.  for distribution dates prior to the stepdown date or when a trigger event is in effect the principal distribution amount as follows:

                      (i)      first,  concurrently  to Class IA,  Class  IIA and  Class  IIIA  Certificates  from  their respective loan group (with the amount  distributed to such certificates of each loan group as  described below under the caption  "Distributions of Principal to the Class A Certificates")  until paid off and second, any remaining amount from any loan  group to the  non-related  Class A  Certificates,  on a pro rata basis
                                         (with the amount  distributed to such  certificates  of each group as  described
                                         below  under  the  caption   "Distributions   of   Principal   to  the  Class  A
                                         Certificates"), until paid off

                                (ii)     sequentially from all Loan Groups to Class M1, Class M2, Class M3, Class M4,
                                         Class M5, Class M6 and Class M7 Certificates until paid off;

                              b.  for distribution dates on or after the stepdown date and when a trigger event is not in effect,

                      (i)      first,  concurrently  to Class IA,  Class  IIA and  Class  IIIA  Certificates  from  their respective  loan group, up to their  respective  principal  distribution  amounts
                                        (with  the  amount  distributed  to  such  certificates  of  each  loan  group as described  below under the caption  "Distributions  of  Principal  to the Class A
                                        Certificates"),  until paid off and second, any remaining principal  distribution amount  from any loan group to the  non-related  Class A  Certificates,  on a pro rata basis (with the amount  distributed  to such  certificates  of each group as described  below under the caption  "Distributions  of  Principal  to the Class A
                                        Certificates"), until paid off;

                      (ii)     sequentially  from all Loan Groups to Class M1,  Class M2,  Class M3,  Class M4, Class M5,
                                        Class M6 and Class M7, up to their  respective  principal  distribution  amounts, until paid off.

                      4) sequentially from all Loan Groups to Class M-1, Class M-2, Class M-3, Class M-4, Class M-5,
                      Class M-6 and Class M-7 Certificates accrued certificate interest from prior distributions remaining unpaid;

                      5) as part of the principal distribution amount, to the Class A Certificates and Class M
                      Certificates, the principal portion of the realized losses previously allocated but only to the extent of subsequent recoveries for that distribution date;

                      6) as part of the principal distribution amount, to the Class A Certificates and Class M
                      Certificates, the principal portion of the current period losses;

                      7) to the Class A Certificates and Class M Certificates, to pay any overcollateralization increase amount;

                      8) to the Class A Certificates and Class M Certificates, to pay any current period prepayment interest shortfalls, on a pro rata basis; to the extent not covered by compensating interest;

                      9) to the Class A Certificates and Class M Certificates, to pay any unpaid previously allocated prepayment interest shortfalls, on a pro rata basis, remaining unpaid from previous distribution dates;

                      10) to the Class A Certificates and Class M Certificates, to pay any Relief Act shortfalls for the current period on a pro rata basis;

                      11) concurrently, to the classes of senior certificates related to Loan Group I, Loan Group II, and Loan Group III, pro rata based on the aggregate unpaid realized loss amount for the Class
                          A Certificates related to Loan Group I, Loan Group II, and Loan Group III;

                          a.  in an amount up to the aggregate unpaid realized loss amount for the for the group I senior certificates, sequentially, to the Class IA1, Class IA2 and Class IA3 Certificates,
                              in that order, in an amount up to the unpaid realized loss amount for each such class;

                          b.  in an amount up to the aggregate unpaid realized loss amount for the group II senior certificates, sequentially, to the Class IIA1, Class IIA2 and Class IIA3 Certificates, in
                              that order, in an amount up to the unpaid realized loss amount for each such class;

                          c.  in an amount up to the aggregate unpaid realized loss amount for the group III senior certificates:

                                (i)  concurrently to the Class IIIA1, Class IIIIA2 and Class IIIA3  Certificates, on a
                                     pro rata basis, in an amount up to the unpaid realized loss amount for each such class; and

                                (ii)  to the Class IIIA4 Certificates, in an amount up to the unpaid realized loss amount for such class;

                      12) sequentially to Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7
                      Certificates, unpaid realized loss amounts;

                      13) to Class IA1, Class IA2, Class IA3, Class IIA1, Class IIA2, Class IIA3, Class IIIA1, Class
                      IIIA2, Class IIIA3 and Class IIIA4 Certificates, pro-rata, based on entitlement, the amount of
                      Interest Carryforward Amount;

                      14) sequentially to Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7
                      Certificates the amount of Interest Carryforward Amount;

                      15) to Class IA1, Class IA2, Class IA3, Class IIA1, Class IIA2, Class IIA3, Class IIIA1, Class
                      IIIA2, Class IIIA3, Class IIIA4 Certificates, pro rata based on entitlement , the amount of Basis
                      Risk Shortfall, after giving effect, with respect to the initial distribution date, to distributions, if any from the Interest Shortfall Reserve Fund;

                      16) sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class
                      M-7 Certificates, the amount of Basis Risk Shortfall;

Distributions of Principal to the Class A Certificates:

                      Distributions of principal to the Class IA Certificates will be made concurrently to the Class
                      IA1, Class IA2 and Class IA3 Certificates, on a pro rata basis, until the certificate principal balances thereof have been reduced to zero.

                      Distributions of principal to the Class IIA Certificates will be made concurrently to the Class
                      IIA1, Class IIA2 and Class IIA3 Certificates, on a pro rata basis, until the certificate principal balances thereof have been reduced to zero.

                      Distributions of principal to the Class IIIA Certificates will be made concurrently as follows:

                           (1) 90.0001923456%, concurrently, to the Class IIIA1, Class IIIIA2 and Class IIIA3
                      Certificates, pro rata, until their respective certificate principal balances are reduced to zero;
                      and

                           (2) 9.9998076544%, as follows:

                      (i)      to the Class IIIA4 Certificates, until the certificate principal balance is reduced to zero.

Allocation of Losses
                      Realized Losses on the mortgage loans will be allocated or covered as follows:  first, to remaining
                      Excess Cash Flow (as defined in the Prospectus  Supplement) for that distribution  date; second, by payments  made pursuant to the yield  maintenance  agreement,  and then from the yield  maintenance floor agreement,  if any, to the extent described under "Description of the Certificates--The  Yield
                      Maintenance  Agreements and Reserve Funds" in the Prospectus  Supplement;  third, by a reduction in the  Overcollateralization  Amount (as defined in the Prospectus Supplement) until reduced to zero;
                      fourth,  to the Class M-7 Certificates;  fifth, to the Class M-6 Certificates;  sixth, to the Class
                      M-5 Certificates;  seventh,  to the Class M-4 Certificates;  eighth, to the Class M-3 Certificates;
                      ninth, to the Class M-2 Certificates;  and tenth, to the Class M-1 Certificates, in each case until the  certificate  principal  balance has been reduced to zero;  and  thereafter,  for losses on the
                      Group I Loans, to the Class I-A-3, Class I-A-2 and Class I-A-1  Certificates,  in that order, until the certificate  principal  balances  thereof have been reduced to zero, for losses on the Group II
                      Loans (as  defined in the  Prospectus  Supplement),  to the Class  II-A-3,  Class  II-A-2 and Class
                      II-A-1  Certificates,  in that order,  until the Certificate  Principal  Balances thereof have been reduced to zero and for losses on the Group III Loans (as  defined in the  Prospectus  Supplement), to the Class  III-A-4  Certificates,  until the  certificate  principal  balance  thereof  has been reduced to zero, and then to the Class III-A-1, Class III-A-2 and Class III-A-3 Certificates,  on a
                      pro rata basis,  until the certificate  principal  balances  thereof have been reduced to zero. See
                      "Allocation of Losses; Subordination" in the Prospectus Supplement.
Accrual Period:        With  respect to LIBOR  floaters,  accrual  period  will be from the last  distribution  date (the closing date for the first distribution), to the day prior to the related distribution date.

                       With  respect to  non-LIBOR  floaters,  accrual  period  will be the  calendar  month prior to the related distribution date.

Net Rate Cap:
                      For each Distribution Date and the following classes of certificates is:

                       (a)   with respect to any class of LIBOR Certificates, the product of:

                             (i)   the lesser of:

                                   (x)   the Net WAC Rate, and

                                   (y)   the Available Funds Rate,

                                     minus

                      (z)      an amount  equal to (1) the sum of the  interest  accrued  on the  Class X1,  Class X2 and
                                        Class X3  Certificates  during  the  related  Accrual  Period  multiplied  by 12, divided by (2) the  aggregate  Stated  Principal  Balance of the  mortgage  loans immediately  prior to such  distribution  date (after  giving effect to principal prepayments in the Prepayment Period related to that prior Due Date) and

                              (ii)                                                         a fraction, the numerator of
                                  which is 30, and the denominator of which is the actual number of days that elapsed in the related Accrual Period,

                       (b)   with respect to any class of MTA Certificates:

                             (i)   The lesser of
                                   (x) the Net WAC Rate, and
                                   (y) the Available Funds Rate,
                                   minus

                            (ii)  an amount equal to (1) the sum of interest  accrued on the Class X1, Class X2 and Class
                                  X3 Certificates  during the related Accrual Period multiplied by 12, divided by (2) the aggregate  Stated  Principal  Balance of the mortgage loans  immediately  prior to such distribution  date (after  giving  effect to principal  prepayments  in the  Prepayment
                                  Period related to that prior Due Date).

Net WAC Rate:         With  respect to any  Distribution  Date, a per annum rate (which will not be less than zero) equal to the  weighted  average of the Net Mortgage  Rates on the  mortgage  loans using the Net Mortgage
                      Rates in effect for the  scheduled  payments  due on such  mortgage  loans  during the  related due period.

Available Funds       With respect to any  Distribution  Date, a per annum rate equal to the product of (x) the Available
Rate:                 Distribution  Amount for all loan groups and (y) a fraction,  the  numerator of which is 12 and the denominator of which is the aggregate  stated principal  balance of the mortgage loans  immediately prior such  Distribution  Date (after  giving  effect to principal  prepayments  in the  prepayment period related to that prior due date).

Basis Risk Shortfall  With respect to the Class I-A Certificates and Class II-A  Certificates and any distribution  date, an  amount  equal to the  excess,  if any,  of (i)  Accrued  Certificate  Interest  for that  class calculated at a rate equal to MTA plus the related  Margin over (ii) Accrued  Certificate  Interest for that  class  at the Net WAC  Rate for such  distribution  date;  plus  any  unpaid  Basis  Risk
                      Shortfall from prior  distribution  dates,  plus interest thereon to the extent not previously paid from Excess Cash Flow, the yield maintenance agreement or the yield maintenance floor agreement.

                      With respect to the Class III-A  Certificates and Class M Certificates  and any distribution  date, an  amount  equal to the  excess,  if any,  of (i)  Accrued  Certificate  Interest  for that  class calculated  at a rate  equal  to  One-Month  LIBOR  plus  the  related  Margin  over  (ii)  Accrued
                      Certificate  Interest  for that  class at the Net WAC Rate  for such  distribution  date;  plus any unpaid Basis Risk Shortfall from prior distribution  rates, plus interest thereon to the extent not previously  paid from Excess Cash Flow, the yield  maintenance  agreement or the yield  maintenance floor agreement.

Interest              With respect to any class of Class A  Certificates  or Class M  Certificates  and any  distribution
Carryforward Amount   date,  the sum of (a) the  excess,  if any,  of (i)  Accrued  Certificate  Interest  for such class assuming the related Net Rate Cap for such  distribution date was calculated using the Net WAC Rate over (ii) Accrued  Certificate  Interest for such class  assuming the related Net Rate Cap for such distribution  date was  calculated  using the  Available  Funds Rate and (b) any amount  calculated pursuant to clause (a) or any  previous  distribution  date and  remaining  unpaid,  plus  interest thereon at the related Pass-Through Rate.

Shortfall Reserve     On the closing date, the depositor will cause, on behalf of the trust,  approximately $1,785,000 to
Fund:                 be deposited in the  Shortfall  Reserve Fund,  which is an amount  estimated to equal the amount of any potential  shortfall of interest on the Class A Certificates  and Class M  Certificates  on the
                      initial  distribution  date. To the extent any of the Class A Certificates and Class M Certificates
                      has a shortfall of interest on the initial  distribution date due to the application of the related
                      Net Rate Cap,  amounts will be withdrawn  from the  Shortfall  Reserve Fund and paid to the Class A
                      Certificates  and Class M  Certificates,  as applicable,  on the initial  distribution  date.  Such distributions  will only be available to the Class A  Certificates  and Class M  Certificates  with respect to any shortfalls accruing as of the initial distribution date.  Thereafter,  the Shortfall
                      Reserve Fund will be closed and amounts on deposit  therein will be  distributed  to UBS Securities
                      LLC or its designee.

Yield Maintenance     The holders of the  certificates  may benefit from a series of interest  rate cap payments from the
Agreement and Yield   Yield  Maintenance  Provider  or on  deposit  in  the  Yield  Maintenance  Reserve  Fund  or  Yield
Maintenance Floor     Maintenance  Floor  Agreement  Reserve Fund  pursuant to a Yield  Maintenance  Agreement or a Yield
Agreement             Maintenance Floor Agreement,  as applicable,  as more fully described in the Prospectus Supplement.
                      The Yield  Maintenance  Agreement  is intended to partially  mitigate  the interest  rate risk that could result from the  difference  between (a) One-Month  LIBOR plus the related Margin and (b) the
                      Yield Maintenance  Agreement Low Strike Rate (as defined in the Prospectus  Supplement).  The Yield
                      Maintenance  Floor  Agreement is intended to partially  mitigate the interest  rate risk that could result from the difference  between (a) the Yield  Maintenance Floor Agreement High Strike Rate (as
                      defined in the Prospectus  Supplement) and (b) One-Month LIBOR.  Payments, if any, due on the Yield
                      Maintenance  Agreement  will commence on the  distribution  date in October 2006 and will terminate after the distribution  date in August 2019. The Yield  Maintenance Floor Agreement will begin with the  distribution  date in July 2007 and will  terminate  after the  distribution  date in February
                      2009.  See "Yield  Maintenance  Agreements and Reserve Fund --The Yield  Maintenance  Agreement" and
                      "--the Yield Maintenance Floor Agreement".

Yield Maintenance     UBS AG
Provider

Yield    Maintenance  As more fully  described in the  Prospectus  Supplement,  the pooling and servicing  agreement will
Agreement    Reserve  require the trustee to establish a separate  account for amounts received with respect to the Yield
Fund                  Maintenance  Agreement,  which is referred  to herein as the yield  maintenance  agreement  reserve fund. The Yield  Maintenance  Agreement Reserve Fund will be held in trust by the trustee on behalf of the  certificateholders.  The Yield  Maintenance  Agreement Reserve Fund will not be an asset of any REMIC (as defined in the Prospectus  Supplement).  On each distribution  date, the trustee will deposit in the yield  maintenance  agreement  reserve fund any amount available for distribution to the certificateholders and remaining after the following payments are made:

                      a)       first,  as part  of the  Principal  Distribution  Amount  (as  defined  in the  Prospectus
                               Supplement),  the sum of (i) the  aggregate  amount of  realized  losses  incurred  on the mortgage  loans in the  preceding  calendar  month and (ii) the amount of Realized  Losses previously  incurred  on  the  mortgage  loans  up to the  amount  necessary  to  pay  any
                               Overcollateralization  Increase Amount (as defined in the Prospectus  Supplement) for that distribution date;
                      b)       second,  any remaining  amount, to pay the Class III-A  Certificates,  pro rata, up to the amount of the Basis Risk  Shortfall  amount for such class  remaining  unreimbursed  as of such distribution date;
                      c)       third, any remaining amount, to be paid sequentially,  in numerical order of priority,  to each class of Class M Certificates,  up to the amount of the Basis Risk Shortfall for such class remaining unreimbursed as of such distribution date; and
                      d)       fourth,  any  remaining  amount,  to  pay  the  Class  I-A  Certificates  and  Class  II-A
                               Certificates,  pro rata,  up to the  amount of the Basis  Risk  Shortfall  Amount for such class remaining unreimbursed as of such distribution date;

                           Any amounts to be distributed  pursuant to clauses first through fourth immediately above will be made after taking into account the distributions  described under the caption "--Excess Cash
                           Flow  and   Overcollateralization"  in  the  Prospectus  Supplement.  See  "Yield  Maintenance
                           Agreements and Reserve Fund" in the Prospectus Supplement.

                      Any such amounts  deposited in the Yield  Maintenance  Agreement  Reserve Fund after the  preceding payments  are  made  will be  available  to be used on  future  distribution  dates  to the  extent necessary to cover the amounts  described in clauses first through  fourth  immediately  above.  On the  distribution  date in August 2019, any amounts  remaining in the Yield  Maintenance  Agreement
                      Reserve Fund will be withdrawn from the Yield  Maintenance  Agreement  Reserve Fund and distributed to the  certificateholders as described above and more fully described in the Prospectus Supplement under the heading  "Yield  Maintenance  Agreements  and Reserve Fund --Yield  Maintenance  Agreement
                      Reserve Fund". Any amounts  remaining after such  distribution  will be assigned as directed by UBS
                      Securities LLC.

Yield Maintenance     As more fully  described in the  Prospectus  Supplement,  the pooling and servicing  agreement will
Floor Agreement       require the trustee to establish a separate  account for amounts received with respect to the Yield
Reserve Fund          Maintenance  Floor Agreement,  which is referred to herein as the yield maintenance floor agreement reserve  fund.  The Yield  Maintenance  Floor  Agreement  Reserve Fund will be held in trust by the trustee on behalf of the  certificateholders.  The Yield  Maintenance  Floor Agreement Reserve Fund
                      will not be an asset of any REMIC (as defined in the Prospectus  Supplement).  On each distribution date, the trustee will deposit in the Yield  Maintenance  Floor Agreement  Reserve Fund any amounts available for distribution to certificateholders  from amounts received under the yield maintenance floor  agreement  for such  distribution  date to be held therein  until the  distribution  date in
                      September  2011, at which time they will be withdrawn from the yield  maintenance  floor  agreement reserve fund and  distributed  to the  certificateholders  in  accordance  in clauses first through fourth  immediately  above and more fully described in the Prospectus  Supplement under the heading
                      "Yield  Maintenance  Agreements and Reserve Fund --Yield  Maintenance Floor Agreement Reserve Fund".
                      Any amounts to be  distributed  pursuant to clauses first through  fourth will be made after taking
                      into   account   the   distributions   described   under  the  caption   "--Excess   Cash  Flow  and
                      Overcollateralization" in the Prospectus Supplement.  See "Yield Maintenance Agreements and Reserve
                      Fund  --Yield  Maintenance  Agreement  Reserve  Fund"  in the  Prospectus  Supplement.  Any  amounts remaining after such  distribution  will be assigned as directed by UBS Securities LLC and will not be available to cover Basis Risk Shortfalls or realized losses on future distribution dates.

                                                     Annex 1

                                                      ANNEX 2

--------------------------------------------------------------------------------------------------------------------
                                               Sensitivity Analysis
--------------------------------------------------------------------------------------------------------------------
                                                    To Maturity
--------------------------------------------------------------------------------------------------------------------

         Class IIIA-1 Certificates
---------------------------------------------------------------------------------------------------------------------
Pricing Speed                    50%                75%              100%              125%              150%
---------------------------------------------------------------------------------------------------------------------
WAL (yrs)                        1.99              1.29              1.00              0.83              0.72
Principal Window (mos)          1 - 44            1 - 27            1 - 20            1 - 16            1 - 14
---------------------------------------------------------------------------------------------------------------------

         Class IIIA-2 Certificates
---------------------------------------------------------------------------------------------------------------------
Pricing Speed                    50%                75%              100%              125%              150%
---------------------------------------------------------------------------------------------------------------------
WAL (yrs)                        6.68              4.26              3.00              2.26              1.79
Principal Window (mos)         44 - 152           27 - 97           20 - 66           16 - 47           14 - 35
---------------------------------------------------------------------------------------------------------------------

         Class IIIA-3 Certificates
---------------------------------------------------------------------------------------------------------------------
Pricing Speed                    50%                75%              100%              125%              150%
---------------------------------------------------------------------------------------------------------------------
WAL (yrs)                       18.22              11.88             8.02              5.30              3.71
Principal Window (mos)        152 - 301          97 - 212          66 - 157          47 - 100           35 - 62
---------------------------------------------------------------------------------------------------------------------

         Class IIIA-4 Certificates
---------------------------------------------------------------------------------------------------------------------
Pricing Speed                    50%                75%              100%              125%              150%
---------------------------------------------------------------------------------------------------------------------
WAL (yrs)                        5.89              3.79              2.67              1.97              1.54
Principal Window (mos)         1 - 301            1 - 212           1 - 157           1 - 100           1 - 62
---------------------------------------------------------------------------------------------------------------------

         Class M-1 Certificates
---------------------------------------------------------------------------------------------------------------------
Pricing Speed                    50%                75%              100%              125%              150%
---------------------------------------------------------------------------------------------------------------------
WAL (yrs)                        9.66              6.89              5.34              4.37              3.82
Principal Window (mos)         75 - 221          52 - 150          41 - 112           37 - 87           37 - 73
---------------------------------------------------------------------------------------------------------------------

         Class M-2 Certificates
---------------------------------------------------------------------------------------------------------------------
Pricing Speed                    50%                75%              100%              125%              150%
---------------------------------------------------------------------------------------------------------------------
WAL (yrs)                        9.55              6.83              5.29              4.33              3.77
Principal Window (mos)         74 - 208          52 - 141          41 - 105           37 - 82           37 - 70
---------------------------------------------------------------------------------------------------------------------

         Class M-3 Certificates
---------------------------------------------------------------------------------------------------------------------
Pricing Speed                    50%                75%              100%              125%              150%
---------------------------------------------------------------------------------------------------------------------
WAL (yrs)                        9.46              6.76              5.24              4.30              3.75
Principal Window (mos)         74 - 192          52 - 130           41 - 97           37 - 76           37 - 65
---------------------------------------------------------------------------------------------------------------------

         Class M-4 Certificates
---------------------------------------------------------------------------------------------------------------------
Pricing Speed                    50%                75%              100%              125%              150%
---------------------------------------------------------------------------------------------------------------------
WAL (yrs)                        9.32              6.67              5.18              4.28              3.71
Principal Window (mos)         73 - 185          52 - 126           41 - 94           37 - 74           37 - 63
---------------------------------------------------------------------------------------------------------------------

         Class M-5 Certificates
---------------------------------------------------------------------------------------------------------------------
Pricing Speed                    50%                75%              100%              125%              150%
---------------------------------------------------------------------------------------------------------------------
WAL (yrs)                        9.01              6.46              5.03              4.19              3.62
Principal Window (mos)         73 - 164          52 - 111           41 - 83           37 - 70           37 - 57
---------------------------------------------------------------------------------------------------------------------

         Class M-6 Certificates
---------------------------------------------------------------------------------------------------------------------
Pricing Speed                    50%                75%              100%              125%              150%
---------------------------------------------------------------------------------------------------------------------
WAL (yrs)                        8.53              6.15              4.90              4.01              3.49
Principal Window (mos)         73 - 141           52 - 96           41 - 73           37 - 62           37 - 51
---------------------------------------------------------------------------------------------------------------------

         Class M-7 Certificates
---------------------------------------------------------------------------------------------------------------------
Pricing Speed                    50%                75%              100%              125%              150%
---------------------------------------------------------------------------------------------------------------------
WAL (yrs)                        7.25              5.47              4.30              3.57              3.22
Principal Window (mos)         73 - 118           52 - 81           41 - 67           37 - 54           37 - 45
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                                                Sensitivity Analysis
---------------------------------------------------------------------------------------------------------------------
                                              To Optional Termination
---------------------------------------------------------------------------------------------------------------------

         Class IIIA-1 Certificates
---------------------------------------------------------------------------------------------------------------------
Pricing Speed                    50%                75%              100%              125%              150%
---------------------------------------------------------------------------------------------------------------------
WAL (yrs)                        1.99              1.29              1.00              0.83              0.72
Principal Window (mos)          1 - 44            1 - 27            1 - 20            1 - 16            1 - 14
---------------------------------------------------------------------------------------------------------------------

         Class IIIA-2 Certificates
---------------------------------------------------------------------------------------------------------------------
Pricing Speed                    50%                75%              100%              125%              150%
---------------------------------------------------------------------------------------------------------------------
WAL (yrs)                        6.68              4.26              3.00              2.26              1.79
Principal Window (mos)         44 - 152           27 - 97           20 - 66           16 - 47           14 - 35
---------------------------------------------------------------------------------------------------------------------

         Class IIIA-3 Certificates
---------------------------------------------------------------------------------------------------------------------
Pricing Speed                    50%                75%              100%              125%              150%
---------------------------------------------------------------------------------------------------------------------
WAL (yrs)                       12.74              8.62              6.32              4.78              3.62
Principal Window (mos)        152 - 153          97 - 104           66 - 78           47 - 62           35 - 51
---------------------------------------------------------------------------------------------------------------------

         Class IIIA-4 Certificates
---------------------------------------------------------------------------------------------------------------------
Pricing Speed                    50%                75%              100%              125%              150%
---------------------------------------------------------------------------------------------------------------------
WAL (yrs)                        5.33              3.46              2.50              1.92              1.53
Principal Window (mos)         1 - 153            1 - 104           1 - 78            1 - 62            1 - 51
---------------------------------------------------------------------------------------------------------------------

         Class M-1 Certificates
---------------------------------------------------------------------------------------------------------------------
Pricing Speed                    50%                75%              100%              125%              150%
---------------------------------------------------------------------------------------------------------------------
WAL (yrs)                        9.04              6.48              5.04              4.11              3.58
Principal Window (mos)         75 - 153          52 - 104           41 - 78           37 - 62           37 - 51
---------------------------------------------------------------------------------------------------------------------

         Class M-2 Certificates
---------------------------------------------------------------------------------------------------------------------
Pricing Speed                    50%                75%              100%              125%              150%
---------------------------------------------------------------------------------------------------------------------
WAL (yrs)                        9.03              6.48              5.03              4.11              3.56
Principal Window (mos)         74 - 153          52 - 104           41 - 78           37 - 62           37 - 51
---------------------------------------------------------------------------------------------------------------------

         Class M-3 Certificates
---------------------------------------------------------------------------------------------------------------------
Pricing Speed                    50%                75%              100%              125%              150%
---------------------------------------------------------------------------------------------------------------------
WAL (yrs)                        9.03              6.47              5.03              4.11              3.56
Principal Window (mos)         74 - 153          52 - 104           41 - 78           37 - 62           37 - 51
---------------------------------------------------------------------------------------------------------------------

         Class M-4 Certificates
---------------------------------------------------------------------------------------------------------------------
Pricing Speed                    50%                75%              100%              125%              150%
---------------------------------------------------------------------------------------------------------------------
WAL (yrs)                        9.02              6.47              5.03              4.11              3.56
Principal Window (mos)         73 - 153          52 - 104           41 - 78           37 - 62           37 - 51
---------------------------------------------------------------------------------------------------------------------

         Class M-5 Certificates
---------------------------------------------------------------------------------------------------------------------
Pricing Speed                    50%                75%              100%              125%              150%
---------------------------------------------------------------------------------------------------------------------
WAL (yrs)                        8.96              6.43              5.01              4.11              3.56
Principal Window (mos)         73 - 153          52 - 104           41 - 78           37 - 62           37 - 51
---------------------------------------------------------------------------------------------------------------------

         Class M-6 Certificates
---------------------------------------------------------------------------------------------------------------------
Pricing Speed                    50%                75%              100%              125%              150%
---------------------------------------------------------------------------------------------------------------------
WAL (yrs)                        8.53              6.15              4.90              4.01              3.49
Principal Window (mos)         73 - 141           52 - 96           41 - 73           37 - 62           37 - 51
---------------------------------------------------------------------------------------------------------------------

         Class M-7 Certificates
---------------------------------------------------------------------------------------------------------------------
Pricing Speed                    50%                75%              100%              125%              150%
---------------------------------------------------------------------------------------------------------------------
WAL (yrs)                        7.25              5.47              4.30              3.57              3.22
Principal Window (mos)         73 - 118           52 - 81           41 - 67           37 - 54           37 - 45
---------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
                            Net Rate Cap for Class A and Class M Certificates
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------  ----------------------------------------------------
  Period           NRC(1)              NRC(2)           Period          NRC(1)               NRC(2)

-----------------------------------------------------  ----------------------------------------------------
-----------------------------------------------------  ----------------------------------------------------
     1              N/A                  N/A              41            6.09%                11.56%
     2             6.05%               11.41%             42            6.76%                12.77%
     3             6.25%               11.79%             43            6.11%                11.49%
     4             6.05%               10.65%             44            6.31%                11.89%
     5             6.05%               11.41%             45            6.11%                11.53%
     6             6.69%               11.79%             46            6.31%                10.38%
     7             6.05%               11.41%             47            6.11%                10.60%
     8             6.25%               11.80%             48            6.11%                10.61%
     9             6.05%                8.97%             49            6.32%                10.35%
    10             6.25%               11.80%             50            6.11%                10.56%
    11             6.05%               10.66%             51            6.32%                10.35%
    12             6.05%               11.40%             52            6.11%                10.56%
    13             6.24%               10.99%             53            6.11%                10.56%
    14             6.04%               11.41%             54            6.77%                9.77%
    15             6.23%               11.79%             55            6.12%                10.50%
    16             6.03%               10.65%             56            6.32%                10.31%
    17             6.02%               11.40%             57            6.12%                10.50%
    18             6.43%               11.35%             58            6.32%                10.31%
    19             6.01%               11.34%             59            6.12%                10.50%
    20             6.21%               11.69%             60            6.12%                10.50%
    21             6.01%                9.75%             61            6.32%                10.25%
    22             6.21%               11.62%             62            6.12%                10.42%
    23             6.01%               10.50%             63            6.32%                10.25%
    24             6.01%               12.17%             64            6.12%                10.42%
    25             6.21%               12.51%             65            6.12%                10.43%
    26             6.01%               12.06%             66            6.54%                10.03%
    27             6.21%               12.42%             67            6.12%                10.34%
    28             6.01%               11.98%             68            6.32%                10.19%
    29             6.01%               11.95%             69            6.12%                10.34%
    30             6.66%               13.33%             70            6.33%                10.19%
    31             6.02%               11.96%             71            6.12%                10.35%
    32             6.22%               12.33%             72            6.12%                11.77%
    33             6.02%               11.90%             73            6.33%                11.74%
    34             6.22%               12.26%             74            6.09%                12.23%
    35             6.02%               11.83%             75            6.27%                12.46%
    36             6.03%               11.78%             76            6.07%                12.74%
    37             6.24%               12.08%             77            6.07%                12.90%
    38             6.05%               11.65%             78            6.72%                12.65%
    39             6.27%               12.01%
    40             6.08%               11.59%
-----------------------------------------------------  ----------------------------------------------------

 (1) Assumes 1mLIBOR, and 1yr MTA remain constant at 5.32438% and 4.56333%, respectively and the cashflows are run to the Optional Termination at the pricing speed adjusted for actual 360 days.

(2) Assumes 1mLIBOR, and 1yr MTA increases instantaneously to 20.00%, the cashflows are run to Optional
   Termination at the Pricing Speed and all payments from the Floor and Cap Provider are received and applied, as applicable. Cash from the Floor and Cap Provider is divided by the balance of the libor floater bonds to reflect their priority in the waterfall. NRC= min(NetWAC, Available Funds)-Interest
   Accrued on the X certificates *12 / Collateral Balance + Floor and Cap Provider cash divided by balance of Group IIIA and Class M certificates *12 adjusted for actual 360 days.

-----------------------------------------------------------------------------------------------------------------------------------
                                                         Breakeven Table
-----------------------------------------------------------------------------------------------------------------------------------
-------------------------------- ------------------------ ------------------------ ----------------------- ------------------------

Static LIBOR
-----------------------------------------------------------------------------------------------------------------------------------
-------------------------------- ------------------------ ------------------------ ----------------------- ------------------------
                                           M1                       M2                       M3                      M4
Class
Rating (S&P/Moody's/Fitch)             AA+/Aaa/AA+              AA/Aa1/AA+               AA/Aa2/AA                A+/A1/A+

Loss Severity (%)                         25.00                    25.00                   25.00                    25.00
Default (CDR) (%)                         12.52                    9.49                     8.54                    6.34
Collateral Loss (%)                       8.29                     6.63                     6.08                    4.70

-------------------------------- ------------------------ ------------------------ ----------------------- ------------------------
-------------------------------- ------------------------ ------------------------ ----------------------- ------------------------
Class                                      M5                       M6                       M7
Rating (S&P/Moody's/Fitch)            BBB+/A3/BBB+             BBB-/Baa2/BBB            BB/Ba2/BBB-

Loss Severity (%)                         25.00                    25.00                   25.00
Default (CDR) (%)                         4.78                     3.88                     2.84
Collateral Loss (%)                       3.65                     3.02                     2.26

-------------------------------- ------------------------ ------------------------ ----------------------- ------------------------
-----------------------------------------------------------------------------------------------------------------------------------

Forward LIBOR
-----------------------------------------------------------------------------------------------------------------------------------
-------------------------------- ------------------------ ------------------------ ----------------------- ------------------------
                                           M1                       M2                       M3                      M4
Class
Rating (S&P/Moody's/Fitch)             AA+/Aaa/AA+              AA/Aa1/AA+               AA/Aa2/AA                A+/A1/A+

Loss Severity (%)                         25.00                    25.00                   25.00                    25.00
Default (CDR) (%)                         13.11                    10.08                    9.13                    6.93
Collateral Loss (%)                       8.60                     6.98                     6.43                    5.09

-------------------------------- ------------------------ ------------------------ ----------------------- ------------------------
Class                                      M5                       M6                       M7
Rating (S&P/Moody's/Fitch)            BBB+/A3/BBB+             BBB-/Baa2/BBB            BB/Ba2/BBB-

Loss Severity (%)                         25.00                    25.00                   25.00
Default (CDR) (%)                         5.36                     4.41                     3.33
Collateral Loss (%)                       4.06                     3.40                     2.62

-------------------------------- ------------------------ ------------------------ ----------------------- ------------------------
-----------------------------------------------------------------------------------------------------------------------------------

Assumptions:
        Run at Pricing Speed to Maturity
        All Trigger Events failing
        12 month lag to recovery
        "Break" is the CDR before the first dollar loss on the related bond
        Defaults are in addition to prepayments
        Servicer advances 100% of principal and interest until liquidation